AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 2002
                                                      REGISTRATION NO. 333-90188

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------
                                 Amendment 1 to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 (Formerly known as Business to Business, Inc.)

           WYOMING                           6159                    86-0970133
           -------                           ----                    ----------
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION NUMBER)  IDENTIFICATION NUMBER)

                          9229 DELEGATES ROW, SUITE 130
                           INDIANAPOLIS, INDIANA 46240

                                 (317) 575-1800

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                  MICHAEL GOOCH
                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                          9229 DELEGATES ROW, SUITE 130
                           INDIANAPOLIS, INDIANA 46240
                                 (317) 575-1800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)

                                 ---------------

                                 WITH COPIES TO:
                             KEVIN M. SHERLOCK, ESQ.
                             2609 E. BROADWAY BLVD.
                           TUCSON, ARIZONA 85716-5305
                                 (520) 906-3567

                                 ---------------

APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------ --------------------- ---------------------------- ------------------
 TITLE OF EACH CLASS OF SECURITY TO     AMOUNT TO BE       PROPOSED MAXIMUM    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
           BE REGISTERED                 REGISTERED         OFFERING PRICE           OFFERING PRICE          REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
Common Stock, $.001 par value          250,000 shares            $.50                   $125,000                  $100
------------------------------------- ------------------ --------------------- ---------------------------- ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.

                         250,000 SHARES OF COMMON STOCK

         This prospectus is part of a registration statement that covers 250,000 shares of our common stock currently owned by the selling shareholders (the "selling shareholders"). The shares of the selling shareholders were acquired as follows: (i) 200,000 shares issued to our original shareholders and (ii) 50,000 shares issued to the shareholder of Premium Financial, an Indiana company, in connection with our acquisition of Premium Financial (Indiana). These shares may be offered or sold from time to time by the selling shareholders.

         We will not receive any proceeds from the sale of shares by the selling shareholders.

         Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any trading market for our common stock will ever develop.

         Unless the context otherwise requires "we," "our," "us," or the "Company," refers to Premium Financial Services & Leasing, Inc., a Wyoming corporation. Our principal executive offices are located at 9229 Delegates Row, Suite 130, Indianapolis, Indiana 46240, and our telephone number is (317) 575-1800

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF ALL
          MATERIAL RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.

                          ---------------------------


                The date of this prospectus is ____________, 2002

                                TABLE OF CONTENTS

                                                                                                             PAGE
PROSPECTUS SUMMARY...............................................................................................1

RISK FACTORS AND INVESTMENT CONSIDERATIONS.......................................................................4

USE OF PROCEEDS..................................................................................................6

DETERMINATION OF OFFERING PRICE..................................................................................6

SELLING SHAREHOLDERS.............................................................................................6

PLAN OF DISTRIBUTION.............................................................................................8

LEGAL PROCEEDINGS...............................................................................................10

MANAGEMENT......................................................................................................11

DESCRIPTION OF SECURITIES.......................................................................................13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................13

BUSINESS........................................................................................................14

SELECTED COMBINED FINANCIAL DATA................................................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS..................................................21

DESCRIPTION OF PROPERTY.........................................................................................22

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS...........................................................23

LEGAL MATTERS...................................................................................................24

EXPERTS.........................................................................................................24

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire Prospectus, the financial statements and all exhibits and documents referred to therein. See "Risk Factors."

                                PREMIUM FINANCIAL

         We were organized under the laws of the state of Wyoming on July 11, 1997 under the name Business to Business, Inc. On April 8, 2002 we entered into a acquisition agreement with Premium Financial Services & Leasing, Inc. of Indiana to acquire Premium Financial (Indiana) and its assets and liabilities. Our shareholders approved the acquisition and we completed the acquisition on May 21, 2002. Premium Financial (Indiana) was originally founded in September 1995 in Indiana. As a result of the acquisition, we issued 4,000,0000 shares of our common stock to the shareholder of Premium Financial (Indiana). On May 31, 2002 we filed articles of merger with the State of Wyoming to merge Premium Financial (Indiana) with and into Busines to Business, and to change our name to Premium Financial Services & Leasing, Inc. pursuant to the closing of the acquisition of Premium Financial (Indiana). The articles of merger and name change were approved by the State of Wyoming on August 8, 2002. Premium Financial (Wyoming) has no subsidiaries.

         Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in our common stock.

         Our principal executive offices are located at 9229 Delegates Row, Suite 130, Indianapolis, Indiana 46240, and our telephone number is (317) 575-1800.

SUMMARY OF OUR BUSINESS

         Prior to the acquisition we had no assets or business operations. We are engaged in the leasing and finance with a focus on offering medium sized and small ticket leasing programs to a network of brokers, vendors and end users. Our financing solutions allow businesses the ability to acquire the capital needed to facilitate equipment acquisition, whether the equipment is new or used.

                             SUMMARY OF THE OFFERING

SECURITIES OFFERED........................................   250,000 shares of common stock, $.001 par value.
CAPITAL STOCK OUTSTANDING

     Common Stock outstanding prior to and after
     Offering.............................................   5,060,000 shares (1)

USE OF PROCEEDS...........................................   We will  not  receive  any  proceeds  from the sale of
                                                             the shares by the  Selling  Shareholders.  See "Use of
                                                             Proceeds."

PLAN OF DISTRIBUTION......................................   The  shares  offered  hereby  may be sold from time to
                                                             time by the  Selling  Shareholders  at a rate of $0.50
                                                             per share  until  such time as the  shares  are quoted
                                                             on  the  OTC  Bulletin   Board  or  any  other  public
                                                             market.  These shares may then be offered from time to
                                                             time in one or more  transactions  on the OTC Bulletin
                                                             Board or any  public  market on which  the our  common
                                                             stock trades at market  prices  prevailing at the time
                                                             of the sale,  at  prices  related  to such  prevailing
                                                             market prices, or at negotiated prices.

                                                             We are paying all of the expenses in connection  with
                                                             the  preparation  of this  Prospectus and the related
                                                             Registration  Statement,  estimated  at $32,600.  See
                                                             "Selling Shareholders" and "Plan of Distribution."

RISK FACTORS..............................................   An  investment  in our  common  stock  involves a high
                                                             degree  of risk.  SEE  "RISK  FACTORS  AND  INVESTMENT
                                                             CONSIDERATIONS."

--------------------

(1) Indicates shares of common stock outstanding as of the date of this Prospectus.

                             SUMMARY FINANCIAL DATA

         The following table summarizes certain of our selected financial data and unaudited data is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with our audited financial statements the notes thereto appearing elsewhere in this Prospectus. The pro forma consolidated statement of operations data give effect to the acquisition and merger of Premium Financial. The pro forma consolidated statement of operations data give effect to such events as if they had occurred as of the first day of the periods presented. See "Business" and our Consolidated Financial Statements.

                               Premium Financial Services & Leasing, Inc.

                               (in thousands, except per share date)
                              Year Ended               Six Months Ended
                              December 31,                 June 30
                      --------------------------  --------------------------
                          2000          2001          2001          2002
                      ------------  ------------  ------------  ------------
                                                         (Unaudited)
Statement of                            Pro
Operation Data:          Actual       Forma(1)       Actual        Actual
---------------       ------------  ------------  ------------  ------------
Net sales             $       383   $       428   $       141   $       130
Operating expenses            351           361           121           213
Operating income (loss)        32            67            20           (83)
Other income (expense)         (1)           (1)          --             (9)
Net income attributable
 to common stockholders        31            66            20           (92)
Basic & Diluted

 income per share      $    314.81   $      0.01   $    199.93   $    (0.05)
Weighted average number

 of shares outstanding        100      5,000,000          100     1,880,000


                                  (in thousands)
                                 Six Months Ended
                                   June 30,2002
                                    (Unaudited)
Balance Sheet Data:                    Actual
----------------------------        -----------

Working capital                     $       (55)
Total assets                                 65
Short-term debt                              94
Long-term debt                               52
Total stockholders' equity          $        65

--------------------
        (1) The pro forma figures for the year ended December 31, 2001 include the operating results of Premium Financial (Indiana) for its fiscal year ended December 31, 2001 and our operating results for the twelve months ended December 31, 2001.

                   RISK FACTORS AND INVESTMENT CONSIDERATIONS

         Investment in our common stock involves a number of risks. The following material risk factors should be carefully considered by anyone purchasing shares of our common stock. Any of the following risks would adversely effect our business, financial condition and results of operation.

RISKS OF PREMIUM FINANCIAL

Premium Financial must accurately asses a lessee's credit worthiness.

The primary risk associated with leasing and financing is making appropriate financing decisions regarding the evaluation of a lessee's credit worthiness. Prior to funding the purchase of equipment for lease, Premium Financial must evaluate the likelihood that the leasee will make its lease payments. Failure by Premium Financial to correctly assess credit worthiness will harm its business.

Rapid growth strategy is likely to place a significant strain on our resources.

The future success of Premium Financial Services & Leasing depends in large part on its ability to manage any achieved growth in its business. For its business plan to succeed, Premium Financial Services & Leasing will need to expand its business with new and current customers;

Premium Financial must retain key employees.

The future success of Premium financial Services & Leasing will depend in part on its ability to retain key employees and hire new employees. Premium Financial relies on personal relationships and contacts to generate and to sell leases and the success of the company depends on the continued productivity of its key employees.

Management will control 80% of our common stock, and this person may have conflicts of interest.

Michael Gooch will own 80% of the outstanding common stock following the combination with Business to Business. Accordingly, Mr. Gooch is able to exert considerable influence over any stockholder vote, including any vote on the election or removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change in control transactions.

There is no market for our shares and you may not be able to sell them

         There has been no trading market for our common stock. Although we intend to apply to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell.

         If we do become listed on the OTC Bulletin Board, we do not know how our common stock will trade. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

         o the potential absence of securities analysts covering us and distributing research and recommendations about us;

         o the liquidity of our common stock will be low because only 200,000 shares will be in the hands of non-affiliates;

         o changes in earnings estimates by securities analysts or our ability to meet those estimates;

         o the operating results and stock price performance of other comparable companies;

         o        overall stock market fluctuations; and

         o economic conditions generally and in the lease financing industry in particular. Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Our common stock will likely be considered a penny stock, whose purchase can be risky.

         In the event that a public trading market develops for our shares, they may be classified as a "penny stock" depending upon their market price and the manner in which they are traded. Section 3(a)(51) of the Securities Exchange Act of 1934 defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

Lack of Dividends

         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should refrain from purchasing the common stock offered by this Prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from this offering. All proceeds from the sale of the shares sold under this Prospectus will go to the Selling Shareholders.

                         DETERMINATION OF OFFERING PRICE

         This Prospectus may be used from time to time by the Selling Shareholders who offer the common stock registered under the Registration Statement of which this Prospectus is a part. The common stock offered by the Selling Shareholders will be offered from time to time at a fixed rate of $0.50 per share until such time as the common stock is listed for quotation, and then from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or other public market at the then prevailing prices.

                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the common stock owned by the Selling Shareholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Shareholder has had a material relationship with us within the past three years other than as a result of the ownership of common stock.

                                                                   SHARES AVAILABLE          PERCENT OWNED BEFORE
                                                                    FOR SALE UNDER            COMPLETION OF THE
NAME AND ADDRESS OF SELLING SHAREHOLDER      SHARES OWNED(1)        THIS PROSPECTUS              OFFERING (1)
-----------------------------------------    -----------------    --------------------     -------------------------
Michael Gooch  (2)                              4,000,000               50,000                       80%
9229 Delegates Row
Indianapolis, IN  46240
David Adams                                       2,000                  2,000                        *
6556 E. Calle Herculo
Tucson, AZ  85711
Frank Anjakos                                     2,000                  2,000                        *
1971 N. Lindenwood Dr
Tucson, AZ  85712

                                                                   SHARES AVAILABLE          PERCENT OWNED BEFORE
                                                                    FOR SALE UNDER            COMPLETION OF THE
NAME AND ADDRESS OF SELLING SHAREHOLDER      SHARES OWNED(1)        THIS PROSPECTUS              OFFERING (1)
-----------------------------------------    -----------------    --------------------     -------------------------
Gerald Bowlin                                     2,000                  2,000                        *
1 East River Road, #720
Tucson, AZ  85704
Robert C. Daly                                    2,000                  2,000                        *
6250 Kelly Lynn Ct
Waxhaw, NC  28173
Brian Delfs                                       2,000                  2,000                        *
5162 E. Citrus St
Tucson, AZ  85712
James Delfs                                       2,000                  2,000                        *
3730 N. Tucson Blvd
Tucson, AZ  85716
Eric Evans                                        2,000                  2,000                        *
305 N. Hidalgo
Alhambra, CA  91801
Andrew Gerrish                                    2,000                  2,000                        *
2231 N. Norris
Tucson, AZ  85719
Audra Guthery                                     2,000                  2,000                        *
4810 E. Seneca
Tucson, Az  85712
David Hack                                        2,000                  2,000                        *
232 W. Smoot Dr.
Tucson, AZ  85705
Matthew Hodges                                    2,000                  2,000                        *
1529 N. Desmond
Tucson, AZ  85712
Scott Krause                                      2,000                  2,000                        *
9160 E. Walnut Tree Dr
Tucson, AZ  85749
Michael McKendrick
3015 N. Wentworth Rd
Tucson, AZ  85749
John R. Ogden                                     2,000                  2,000                        *
5765 N. Paseo Otono
Tucson, AZ  85715
Ron Olson                                         2,000                  2,000                        *
9969 E. Paseo San Ardo
Tucson, AZ  85747
Mark Polifka                                      2,000                  2,000                        *
1132 Mohawk
Topanga, CA  90290
Michael Rhyner                                    2,000                  2,000                        *
9737 E. Mount Pleasant
Tucson, AZ  85749
Monica Romero                                     2,000                  2,000                        *
2528 W. Criswell Ct.
Tucson, AZ  85745
Melissa Saucedo                                   2,000                  2,000                        *
7019 W. Avondale
Tucson, AZ  85743

                                                                   SHARES AVAILABLE          PERCENT OWNED BEFORE
                                                                    FOR SALE UNDER            COMPLETION OF THE
NAME AND ADDRESS OF SELLING SHAREHOLDER      SHARES OWNED(1)        THIS PROSPECTUS              OFFERING (1)
-----------------------------------------    -----------------    --------------------     -------------------------
Howard Smith                                      2,000                  2,000                        *
4050 N. Hiddencove Pl.
Tucson, AZ  85749
John Sylvester                                    2,000                  2,000                        *
10222 E. Sylvester Rd.
Hereford, AZ  85615
Roger Tamietti                                    2,000                  2,000                        *
HC 70 Box 4254
Sahuarita, AZ  85629
Raymond Willey                                    2,000                  2,000                        *
1192 Joseph Ct.
Ripton, CA  95366
Jennifer Worden                                   2,000                  2,000                        *
9055 E. Catlina Hwy, No. 5206
Tucson, AZ  85749
Roger Wright                                      2,000                  2,000                        *
5294 W. Peridot St
Tucson, AZ  85741
----------------------

* These shareholders each hold 0.0004%.

(1) Percentages and share ownership numbers are based on the 5,060,000 total shares outstanding as of August 30, 2002. Excludes additional shares of Common Stock, which the Selling Shareholder may acquire from time to time subsequent to the date of this Prospectus.

(2)      President and director of Premium Financial.


                              PLAN OF DISTRIBUTION

         We are registering the Shares covered by this prospectus for the selling shareholders. As used in this prospectus, selling shareholders includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

         The selling shareholders may sell the shares at the fixed rate of $0.50 per share until such time as the common stock is listed for quotation on a public market, and thereafter in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

         o a block trade in which a broker-dealer may resell a portion of the block, in order to facilitate the transaction;

         o purchases by a broker-dealer, and resale by the broker-dealer for its account; or

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the shares, the selling shareholders, may enter into hedging transactions. For example, the selling shareholders may:

         o enter into transactions involving short sales of the shares by broker-dealers;

         o sell shares short themselves and redeliver such shares to close out their short positions;

         o enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

         o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         In addition to selling their shares under this prospectus, the selling shareholders may:

         o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the Securities Act;

         o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         o sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

Restricted Shares

Our officers and directors own an aggregate of 4,000,000 shares of our common stock. 50,000 shares of common stock currently held by our officers and directors are registered hereunder. The common stock held by our officers and directors are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to

(and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of August 30, 2002.

                                LEGAL PROCEEDINGS

         Premium Financial is not currently involved in any litigation. Premium Financial was involved in S & S Embroidery, etc vs. Premium Financial Services, Case Number 01-001334, Superior Court of the State of California, County of Los Angles, Los Cerritos Judicial District, which has been concluded with a judgment in favor of Premium Financial.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, positions and ages of the individuals who serve as our directors and executive officers. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

        Name of Director/Officer  Age      Position(s) With Company

        Michael Gooch              35      President, CEO, Director

        Bret Pafford               42      Vice President, Director

        Glen Gangi                 48      Chief Operating Officer, Director

        Dennis Kluzke              39      Chief Financial Officer, Director

        Kent Abernathy             44      Director

MICHAEL GOOCH - CEO/ FOUNDER- PRESIDENT AND DIRECTOR

Mr. Gooch founded and has been continuously employed by Premium Financial Services and Leasing, Inc. as President and CEO since September 1995. Prior to the founding of PFSL, Mr. Gooch was involved at various levels within the leasing services industry for more than a decade. Premium is currently delivering services to businesses nationwide. Mr. Gooch resides with his family in Sheridan, Indiana.

BRET PAFFORD - VICE PRESIDENT

Mr. Pafford has been with Premium Financial Services & Leasing as Vice-President since December of 2000. He has been responsible for Business Development at PFSL. He has also been conducting due-diligence on other companies in regards to Acquisitions and Mergers for PFSL. From 1997 to 2000, Mr. Pafford was with CompUSA and was a District Sales Manager in charge of Business Development. Prior to that, Mr. Pafford was a Sales Manager for Circuit City from 1995 to 1997

GLEN GANGI - DIRECTOR - CHIEF OPERATING OFFICER

Glen Gangi will focus on the everyday operations of the business. Glen has over 20 years experience in the commercial leasing industry. Glen currently operates a self-held portfolio and is president of CFC Leasing Company in Indianapolis, IN since 1997. He currently funds transactions only in the Midwest. CFC has 98 leases that are being managed by Glen. Glen handles all aspects of the funding process from application, credit review and collections. Glen will be assisting Premium Financial in credit decisions as well as managing of Premium Financial's portfolio.

DENNIS KLUTZKE - DIRECTOR

Dennis Klutzke has over 16 years of Business Management and Project Management experience. From 2000 to present Dennis has been a Senior Project Manager for Workscape, Inc. At Workscape, Dennis recently oversaw the completion of the largest Internet Portal deployment by a corporation. He was directly responsible for the infrastructure build out as well as the software customizations required by General Motors Corporation. From 1992 to 2000 Dennis managed statewide operations for National City Bank of Indiana where he held the officer-level position of Branch Operations Administrator,

Mr. Klutzke earned a bachelors degree in Business from Indiana University in 1992. In 1997, Dennis earned a double MBA degree in Finance and Management Information Systems from Indiana University in 1995 while working for National City Bank.

KENT ABERNATHY - DIRECTOR

Mr. Abernathy is currently the sole Principal at Eagle Advisors, a business consulting firm he founded in 2001. Eagle Advisors consults in the areas of business development and securing capital finance. Prior to founding Eagle Advisors, he spent over 15 years in the commercial banking industry. He was a Vice President at Bank One from 1998 to 2001, a Vice President at National City Bank from 1992 to 1998, an Assistant Vice President at Apple Bank for Savings from 1989 to 1992. Mr. Abernathy joined Premium Financial in June, 2002.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     NAME AND ADDRESS OF             SHARES BENEFICIALLY           PERCENT OF
      BENEFICIAL OWNER)            OWNED AFTER ACQUISITION      COMMON STOCK (2)
      -----------------            -----------------------      ----------------
Michael Gooch (1)                          4,000,000                   80%

Daniel L. Hodges                             800,000                   16%
1815 N. Placita Buendia
Tucson, AZ 85749

All Officers and Directors as a group      4,000,000                   80%

(1)      The  address  of  Mr.  Gooch  is  9229   Delegates   Row,   Suite  130,
         Indianapolis, IN 46240.

(2) Applicable ownership percentages were based on 5,060,000 shares issued and outstanding as of August 30, 2002.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 5,060,000 shares are issued and outstanding at the date of this Prospectus.

         Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

DIVIDEND POLICY

         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared or paid cash dividends on our common stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the expansion and development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our board of directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our board of directors may deem relevant.

TRANSFER AGENT

         Our transfer agent is Holiday Stock Transfer located at 2939 N. 67th Place, Scottsdale, AZ 85251. All inquiries may be made at (480) 481-3940.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 4, 2001, Mr. Gooch, the president and director of Premium Financial, provided Premium Financial with a cash loan in the amount of $75,000, and received a promissory note from Premium Financial to pay him $90,000 on June 4, 2002. Mr. Gooch agreed to an extension of the due date of the loan until December 4, 2002. Additionally, the terms of the note provide that Mr. Gooch is to receive 75,000 common shares of Premium Financial in the event that Premium Financial's stock becomes publicly traded.

                                    BUSINESS

We were incorporated in Wyoming 1997 under the name Business to Business, Inc. Premium Financial (Indiana) was originally operated as a sole proprietorship from 1995, and then incorporated under the laws of the state of Indiana on February 8, 2000. On April 8, 2002 we entered into a acquisition agreement with Premium Financial Services & Leasing, Inc. of Indiana to acquire Premium Financial (Indiana) and its assets and liabilities. Our shareholders approved the acquisition and we completed the Acquisition on May 21, 2002. Premium Financial (Indiana) was originally founded in September 1995 in Indiana as a sole proprietorship and was then incorporated under the laws of the state of Indiana on February 8, 2000. As a result of the acquisition, we issued 4,000,0000 shares of our common stock to the shareholder of Premium Financial (Indiana). On May 31, 2002 we filed articles of merger with the State of Wyoming to merge Premium Financial (Indiana) with and into Busines to Business, and to change our name to Premium Financial Services & Leasing, Inc. pursuant to the closing of the acquisition of Premium Financial (Indiana). The articles of merger and name change were approved by the State of Wyoming on August 8, 2002. Premium Financial (Wyoming) has no subsidiaries.

After the acquisition, we are a leasing and finance company that is focused on offering medium sized and small ticket leasing programs to a network of brokers, vendors and end users. Premium Financial finances the purchase of equipment for end users of such equipment, and enters into a leasing agreement with the equipment end users. Premium Financial then either sells the lease outright to lease brokers or banking/financial institutions or retains the lease in its portfolio. The company's financing solutions allow business the ability to acquire the capital needed to facilitate equipment acquisition, whether the equipment is new or used. We solicit our services to leasing brokers and commercial equipment manufacturers.

Website

We maintain a website located at:   www.premiumfinancial.com.
                                    -------------------------

Industry and Market Overview

According to the Equipment Leasing Association's 2001 Survey of Industrial Activity, the $280 billion equipment leasing and finance industry continues to show steady growth based on a 6.4 percent increase in volume of new business in 2000. Bank lessors experienced the largest growth in 2000, with a 39 percent increase in new business volume, independents showed a 37 percent increase. Captives, leasing companies having at least 50% of lease portfolio or volume that consists of products produced by parent and/or subsidiaries, reported a 24 percent growth rate. Equipment leasing has demonstratively been an effective way for small, medium sized and start-up companies to acquire the capital goods they require. Leasing is prevalent and advantageous for the following reasons:

Flexible - Companies have different needs, different cash flow patterns and sometimes irregular streams of income.

Cost-Effective - According to the Juan Hovey article entitled "The Most For the Leased" from the Emerging Business periodical, sophisticated business managers have learned that the primary benefits of higher productivity and profit come from the use of equipment, not owning it.

Tax Advantages - Rather than deal with depreciation schedules and Alternative Minimum Tax (AMT) problems, a lessee makes lease payments and deducts it as a business expense. Purchasing Power - Leasing puts equipment to work immediately, at minimal initial cost. Monthly lease payments represent a small portion of the cost of equipment, allowing one the ability to obtain more equipment for their business.

Operating Capital - Leasing keeps operating lines of credit open, cash remains free and costly down payments are avoided.

PLAN OF OPERATION

Premium Financial Services & Leasing's primary objective is to provide its network of banking institutions with exclusively tailored leasing clearinghouse services. To date, it has been able to facilitate lease-financing deals up to $10,000,000. Moreover, it has the ability to fund lease initiatives up to $75,000 without the need for financials or tax return documentation from the lessee. Premium Financial operates only from its offices in the State of Indiana.

Premium Financial's specific strategy is to:

o Increase marketing efforts in the areas of direct mail campaigns, trade show arenas and local and national advertising.
o        target small and medium sized businesses as well as start-up's.
o        Provide leasing and financing products for all types of equipment.
o        Establish the top product development team in the business.
o        Channel marketing investments towards awareness.
o        Offer the best financing products to entry-level organizations.
o        Create innovative and interactive financial service processes.
o Take advantage of its abilities to deliver high volume and gross profit margins with minimal incurred costs in order to invigorate marketing directions.

Growth Strategy

Premium Financial Services & Leasing's keys to success in the lease financing industry underline it's growth strategy, they are:

o        Focused,  consistent  management,  particularly of internal systems and processes.
o An unwavering concern for reputation - for quality, integrity, reliability and consistency.
o The aggressive pursuit of knowledge management as a key competitive advantage.
o An unequivocal commitment to discipline in all aspects of leadership and management.

Vendor Relationships

Premium Financial will pursue growth in its number and quality of vendor relationships. More vendor relationships means more financings. Vendor relationships are the key to high sales volumes. Premium Financial is committed to assist vendors in simplifying the leasing process and getting valued customers funded quickly.

Target Market - Start-Up Markets

Premium Financial has identified the start-up community as one that presents the business with a source of growth. Equipment leasing is a critical component for the financial success of a start-up. Equipment leasing is a strategic option for start-ups, and is represented as such by the fact that many start-ups identify and utilize leasing as an essential component of financial success. While most leasing companies shy away from business start-ups, Premium Financial has designed several programs for young businesses.

Over the past 5 years, Premium Financial has financed over 85% of its applicant transactions within the start-up market. Over 95% of the business start-up market is current in their accounts payable. Most business start-ups have to monitor the value of their assets. As these businesses look to build and develop overall value they are conscious of not retaining assets that quickly diminish in their worth. By facilitating lease transactions for this market, Premium Financial increases new business cash flows and provides tax benefits, balance sheet management and in most cases assists new business in avoiding technological obsolescence.

Premium Financial's leasing arrangements are advantageous to small business as it allows them to re-invest capital into marketing, research, development and other areas of expansion. Premium's programs provide the opportunity for a lower recorded capital burn rate. As these new businesses grow, so does their relationship with Premium Financial. Historically, Premium has seen more and more leasing dollars flowing into the organization as its clients grow.

Premium Financial has minimized the risk associated with business start-ups by developing a relationship with each client. The more Premium Financial knows about a business, the better equipped the company is to assess the business potential and any risk factors involved.

Start-Up lease finance programs

Premium Financial has designed seven programs to assist the new business owner in the financing of equipment.

1. APPLICATION PROGRAM (up to $20K) - client fills out a credit application and consents to a personal/business credit check, `no time in business' requirement.
2. LIMITED FINANCIAL PROGRAM (up to $30K) - same as Application Program plus previous year's tax return and a personal financial statement.
3. COMPLETE FINANCIAL PROGRAM (up to $75K) - client is required to provide interim financial statements, a business plan, resume, two years tax returns and a pro-forma financial statement for the business.
4. TWO PAYMENTS PROGRAM - this program assists those with more challenging credit histories to obtain one of the above three programs.
5. 20% SECURITY PROGRAM - similar to the Two Payments Program or a client may choose this option to receive a better interest rate resulting in a lower monthly payment.
6. SECOND CHANCE PROGRAM - for those clients with more challenging credit histories - can facilitate an equipment lease by providing Premium Financial with 1+5 payments.
7. BETTER CREDITS PROGRAM - for the financing of more challenging equipment, ie. tanning beds, software, website development - typically one must be a homeowner in order to finance this type of equipment.

Generic municipal lease agreements
Premium Financial is ramping up on its ability to offer manufacturers and distributors leasing arrangements under their own company's name directly in order for manufactures and distributors to lease directly to municipalities. An ideal market position for Premium Financial would be to contract with large manufacturer or distributors to finance and service their lease portfolio. Premium Financial is currently seeking such manufacturers and distributors to enter into a generic municipal lease program with.

Portfolio Financing and Acquisitions

By offering financing to other smaller rapidly growing lease finance companies, Premium Financial has the opportunity to grow throughout several markets. The lease and financial services industries are in the process of consolidation whereby both large and small companies are being acquired. Premium Financial sees acquisitions as part of its growth strategy for two reasons. It is a way to add experienced personnel to its team and it also provides a way to add lease portfolios and continued future business.

Premium Financial is protected by receivable insurance, business collateral and after-market resale values. This level of protection has facilitated its ability to capture and exploit the business start-ups market.

Equipment eligible for leasing transaction.

Premium Financial is able to provide financing for various types of equipment. The following is a partial list of eligible equipment: Audio/Visual Equipment;
ATM's; Architectural Equipment (CADs, Plotters); Agricultural Machinery; Ambulances; Automobiles; Buses; Computer Systems (Networks, Mainframes, PC's); Copiers, Facsimile, Mail Machines; Compressors; Construction Equipment; Dental Equipment; Electronic Testing Equipment; Exercise/Fitness Equipment; Industrial Machinery; Industrial Heading & Air Units; Mall Decor; Marine Electronics; Material Handling Equipment; Medical Equipment; Model Home Interiors; Office Furniture/Panel Systems; Off-Road Vehicles; Ophthalmic Equipment; Patient Transports; Portable Toilets; Point of Sale Systems; Printing Equipment; Refuse Containers/Bailers; Restaurant Equipment; Security Systems; Signage; Software Packages; Storage Containers; Telephone Systems; Trucks; Two-Way Radio Systems; Vending Machines; Veterinary Equipment

Our Partners

After it finances the purchase of equipment via a lease, Premium Financial offers its leases for sale to banking institutions. Premium does not have any material contracts with end purchases as generally, these leases are bought and sold without a formal contract for sale. Our lending partner network is comprised of a large network of private and public lending facilities including banks, independent finance organizations and funding agencies. Our list of banking partners includes:

         Republic Leasing Co.
         Pawnee Leasing
         Financial Pacific Leasing
         Manifest Funding Corp.
         Pioneer Capital
         Centerpoint Leasing
         Safe Leasing
         CFC Leasing Corporation

Premium Financial has a large network of lease brokers that it has worked with over the past 5 years. Premium Financial employs other brokers to strategically position particular transactions for funding. Our list of lending partners includes:

         Jensen West Leasing
         Easy Lease
         Dimension Funding
         Maximum Capital
         Action Leasing Services

Our business generally parallels that of the general business climate in the United States. With a stronger economy, the more companies are in need of lease financing, and conversely, with a weaker general economy, fewer leases are generated.

Competition

Premium Financial Services & Leasing is not a significant participant in the market for lease financing. There are many established leasing companies that have significantly greater financial and personnel resources, technical expertise and experience than we have in this field. In view of its limited resources and size, Premium Financial Services & Leasing will continue to be at a significant competitive disadvantage.

Intellectual Property

We own no intellectual property of any kind.

Employees

 We have a workforce of 25 staff and associates. Premium Financial Services & Leasing's employees are not represented by a union. Premium Financial Services & Leasing considers its relations with its employees to be satisfactory.

Regulation

         Premium Financial's leasing activities are generally not subject to regulation, except that certain states may regulate motor vehicle transactions, impose licensing, documentation and lien perfection requirements, and/or restrict the amount of interest or finance rates and other amounts the Company may charge. The Company's failure to comply with such regulations, requirements or restrictions could result in loss of principal and interest or finance charges, penalties and imposition of restrictions on future business activities.

         Although we believe we have systems and procedures in place to ensure compliance with these requirements and believe that we currently are in compliance in all material respects with applicable federal, state and local laws, rules, regulations, there can be no assurance of full compliance with current laws, regulations and rules, that more restrictive laws, regulations and rules will not be adopted in the future, or that existing laws, regulations and rules or the lease financing documents will not be interpreted in a different or more restrictive manner. The occurrence of any such event could make compliance substantially more difficult or expensive, restrict our ability to originate, sell or service leases, further limit or restrict the amount of interest and other fees and charges earned from leases that we originate, sell or service, expose us to claims by borrowers and administrative enforcement actions, or otherwise materially and adversely affect our business, financial condition and prospects.

Indemnification

The Wyoming Business Corporation Act permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Wyoming Business Corporation Law limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

The bylaws of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Wyoming law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of Section 17-16-833 of the Wyoming Business Corporation Law or an intentional violation of criminal law.

                        SELECTED COMBINED FINANCIAL DATA

         The following table contains certain selected financial data and is qualified by the more detailed financial statements, including the pro forma consolidated financial statements, and the notes thereto included elsewhere in this Prospectus. The financial data for the years ended December 31, 2000 and 2001 have been derived from our financial statements, which statements have been audited by Robison, Hill & Co., independent public accountants, and are included elsewhere in this Prospectus. The financial data for the six months ended June 30, 2002 and 2001 have been derived from our unaudited financial statements which, in our opinion, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results of operations of such periods.

         The pro forma consolidated statement of operations data for the year ended December 31, 2001 has been derived from our unaudited pro forma consolidated financial statements of Premium Financial, which give effect to the acquisition of Premium Financial. The pro forma consolidated statement of operations data give effect to such events as if they occurred as of the first day of the periods presented. We have neither declared nor paid any cash dividends on its outstanding Common Stock. See "Business."

         The actual results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for any subsequent interim period or for the full year. This data should be read in conjunction with our financial statements (including the pro forma consolidated financial statements) and the Notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Conditions and Result of Operations."

                               Premium Financial Services & Leasing, Inc.

                               (in thousands, except per share date)
                              Year Ended               Six Months Ended
                              December 31,                 June 30
                      --------------------------  --------------------------
                          2000          2001          2001          2002
                      ------------  ------------  ------------  ------------
                                                         (Unaudited)
Statement of                            Pro
Operation Data:          Actual       Forma(1)       Actual        Actual
---------------       ------------  ------------  ------------  ------------
Net sales             $       383   $       428   $       141   $       130
Operating expenses            351           361           121           213
Operating income (loss)        32            67            20           (83)
Other income (expense)         (1)           (1)          --             (9)
Net income attributable
 to common stockholders        31            66            20           (92)
Basic & Diluted

 income per share      $    314.81   $      0.01   $    199.93   $    (0.05)
Weighted average number

 of shares outstanding        100      5,000,000          100     1,880,000


                                  (in thousands)
                                 Six Months Ended
                                   June 30,2002
                                    (Unaudited)
Balance Sheet Data:                    Actual
----------------------------        -----------

Working capital                     $       (55)
Total assets                                 65
Short-term debt                              94
Long-term debt                               52
Total stockholders' equity          $        65

--------------------
        (1) The pro forma figures for the year ended December 31, 2001 include the operating results of Premium Financial (Indiana) for its fiscal year ended December 31, 2001 and our operating results for the twelve months ended December 31, 2001.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

         Premium Financial Services & Leasing, Inc. may make certain statements in this Prospectus, including, without limitation statements that contain the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements may relate to our future growth and profitability; the anticipated trends in our industry; our competitive strengths and business strategies. Further, forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations. For a discussion of factors that may affect the outcome projected in such statements, see "Risk Factors and Investment Considerations." If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results could differ materially from results expressed or implied in any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Prospectus.

ACQUISITION AND MERGER

On May 21, 2002 we closed on the acquisition of Premium Financial (Indiana). As a result of the acquisition, we issued 4,000,000 shares of our common stock to Michael Gooch, the shareholder of Premium Financial (Indiana) and the business of Premium Financial (Indiana) became our business. On May 31, 2002, we filed articles of amendment in the State of Wyoming to merge Premium Financial (Indiana) into Business to Business and to amend our articles of incorporation to change our name from Business to Business, Inc. to Premium Financial Services & Leasing, Inc. to reflect our new business. The name change became effective on august 8, 2002. After the acquisition and merger, we are a leasing and finance company that is focused on offering medium sized and small ticket leasing programs to a network of brokers, vendors and end users. Premium Financial finances the purchase of equipment for end users of such equipment, and enters into a leasing agreement with the equipment end users. Premium Financial then either sells the lease outright to lease brokers or banking/financial institutions or retains the lease in its portfolio. The company's financing solutions allow business the ability to acquire the capital needed to facilitate equipment acquisition, whether the equipment is new or used. We solicit our services to leasing brokers and commercial equipment manufacturers. Our financing solutions allow business the ability to acquire the capital needed to facilitate equipment acquisition, whether the equipment is new or used. We have no subsidiaries.

Before our acquisition and merger of Premium Financial (Indiana) we were an inactive publicly registered shell corporation and had no significant assets or operations.

RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION

  Revenues

Premium Financial Services & Leasing had net revenues for year ended December 31, 2001 in the amount of $428,221 compared to $383,351 for the same period ended December 31, 2000. Net revenues for the six months ended June 30, 2002 were $130,009 compared to $270,692 for the same period ended June 30, 2001. Revenues consisted primarily of fees collected for the management and sale of leasing agreements. Our revenues decreased significantly in the first half of 2002 as compared to 2001 as a result of the general economic slowdown in the United States. With the economic downturn, we generated fewer leases and also received less commissions on the leases that we sold. Our business generally parallels that of the general business climate in the United States. With a stronger economy, more companies are in need of lease financing, and conversely, with a weaker general economy, fewer leases are generated. There are no other trends that we expect to affect our results of operations.

  Costs and Expenses

Premium Financial Services & Leasing had costs and expenses for year ended December 31, 2001 in the amount of $358,294 compared to $351,273 for the same period ended December 31, 2000. Costs and expenses for the six months ended June 30, 2002 were $212,859 compared to $246,197 for the same period ended June 30, 2001. Costs and expenses consist of primarily of selling and marketing expenses and general and administrative expenses.

  Net Income

Premium Financial Services & Leasing had net income for the six months ended June 30, 2002 were ($92,087) compared to $24,495 for the same period ended June 30, 2001. Our net income decreased significantly in the first half of 2002 as compared to 2001 as a result of the general economic slowdown in the United States. With the economic downturn, we generated fewer leases and also received less commissions on the leases that we sold, while our expenses continued at the same level.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2002, Premium Financial Services & Leasing had total current assets of $45,513 compared to $33,030 at December 21, 2001. Stockholders equity in Premium Financial Services & Leasing was a deficit of ($106,893) at June 30, 2002 compared to $30,194 as of December 31, 2001. The stockholders deficit resulted from a retained earnings deficit of ($141,797) at June 30, 2002.

Premium Financial Services & Leasing had net income for the six months ended June 30, 2002 were ($92,087) compared to $24,495 for the same period ended June 30, 2001. However, Premium Financial had net cash in the amount of $75,733 provided by its financial activities resulting from the sale of its 10%
convertible debenture and the sale of restricted commons stock for the six months ended June 30, 2002, compared to net cash in the amount of ($50) provided by its financial activities for the same period in 2001. At June 30, 2002 Premium Financial had cash and cash equivalents in the amount of $45,513 compared to $27,201 for the same period in 2001. We expect that we will be able to satisfy our cash requirements for the next twelve months from its existing cash flow. The Company will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any significant acquisitions or developments. There are no known material trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity

                             DESCRIPTION OF PROPERTY

Premium Financial has entered into a lease agreement for its office facilities. The rental charges are approximately $1,400 per month and this lease expires in April 2006. On January 14, 2002 the Company entered into a sublease for additional office space. The rental charge ranges from $3,500 to $6,992 per month expiring November 30, 2004. In March of 2002, our sublease rental charges increased due to our increase in rented square footage from 3,500 sq ft to 6,500 sq ft.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

         Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the Registration Statement, of which this Prospectus is a part, becomes effective.

         We have no options or warrants outstanding at the current time.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation paid by us to the chief executive officer and the four most highly compensated executive officers for services rendered during the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                    ANNUAL              RESTRICTED   SECURITIES
                                                 COMPENSATION              STOCK     UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)     BONUS ($)     AWARDS ($)  OPTIONS/SARS    COMPENSATION
  ---------------------------    ----      ----------     ---------     ----------  ------------    ------------
 Michael Gooch                   2001            120,000       -             -            -               -
    President, CEO               2000             68,000       -             -            -               -
                                 1999             42,000       -             -            -               -

 Glen Gangi                      2001          -               -             -            -               -
    COO                          2000          -               -             -            -               -
                                 1999          -               -             -            -               -

 Bret Pafford                    2001              3,400       -             -            -               -
    Vice Presidnet               2000          -               -             -            -               -
                                 1999          -               -             -            -               -

 Dennis Klutzke                  2001          -               -             -            -               -
    CFO                          2000          -               -             -            -               -
                                 1999          -               -             -            -               -

DIRECTOR COMPENSATION

         Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings.

                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for Premium Financial by Kevin Sherlock, Esq..

                                     EXPERTS

         The Consolidated Financial Statements and Related Financial Statement Schedules incorporated in this Prospectus have been audited by Robison, Hill & Co., independent auditors, as stated in their reports, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             Additional information

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, with respect to 250,000 of our issued and outstanding shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and the validity of each such statement is limited by this reference.

Copies of our reports, proxy statements and other information may be inspected and copied, and can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information. The address of the SEC Web site is http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                          INDEPENDENT AUDITOR'S REPORT


Business to Business, Inc.
(A Development Stage Company)


         We have audited the accompanying balance sheets of Business to Business, Inc. (a development stage company) as of September 30, 2001 and 2000, and the related statements of operations and cash flows for the two years ended September 30, 2001 and 2000 and the Cumulative operations and cash flows since October 20, 1999, inception of Development Stage, and the statement of stockholders' equity from July 11, 1997 (inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business to Business, Inc. (a development stage company) as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the two years ended September 30, 2001 and 2000 and the cumulative amount since October 20, 1999, inception of Development Stage, in conformity with accounting principles generally accepted in the United States of America.

                                                   Respectfully submitted



                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
December 12, 2001

                                  BUSINESS TO BUSINESS, INC.
                                (A Development Stage Company)
                                        BALANCE SHEETS

                                                          September 30,
                                                 --------------------------------
                                                      2001             2000
                                                 --------------  ----------------

Assets:                                          $            -  $              -
                                                 ==============  ================

Liabilities - Accounts Payable                   $          532  $            511
                                                 --------------  ----------------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 shares at September 30,
    2001 and 2000                                         1,000             1,000
  Paid-In Capital                                         5,057             2,824
  Retained Deficit                                       (1,075)           (1,075)
  Deficit Accumulated During the
    Development Stage                                    (5,514)           (3,260)
                                                 --------------  ----------------

     Total Stockholders' Equity                            (532)             (511)
                                                 --------------  ----------------

     Total Liabilities and
       Stockholders' Equity                      $            -  $              -
                                                 ==============  ================















   The accompanying notes are an integral part of these financial statements.

                                  BUSINESS TO BUSINESS, INC.
                                (A Development Stage Company)
                                   STATEMENTS OF OPERATIONS




                                                                   Cumulative
                                                                      since
                                                                   October 20,
                                                                      1999
                                       For the year ended         inception of
                                         September 30,             development
                                ------------------------------
                                     2001            2000            stage
                                --------------  --------------  ---------------
Revenues:                       $            -  $            -  $             -

Expenses:                                2,254           3,260            5,514
                                --------------  --------------  ---------------

     Net Loss                   $       (2,254) $       (3,260) $        (5,514)
                                ==============  ==============  ===============

Basic & Diluted loss per share  $            -  $            -
                                ==============  ==============
























   The accompanying notes are an integral part of these financial statements.

                           BUSINESS TO BUSINESS, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              SINCE JULY 11, 1997 (INCEPTION) TO SEPTEMBER 30, 2001

                                                                                          Deficit
                                                                                        Accumulated
                                                                                          During
                                          Common Stock          Paid-In    Retained     Development
                                       Shares      Par Value    Capital     Deficit        Stage
                                    ------------  -----------  ---------  -----------  -------------
Balance at July 11, 1997
(inception)                                    -  $         -  $       -  $         -  $           -

Net Loss                                       -            -          -       (1,025)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1997                  -            -          -       (1,025)             -

November 4, 1997 Issuance of
Stock for Services and payment
 of Accounts Payable                       1,000        1,000          -            -              -

Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1998
 As Originally Reported                    1,000        1,000          -       (1,050)             -

Retroactive adjustment for 1,000
 to 1 stock split October 20, 1999       999,000            -          -            -              -
                                    ------------  -----------  ---------  -----------  -------------

Restated balance October 1, 1998       1,000,000        1,000          -       (1,050)             -

Capital contributed by shareholder             -            -         75            -              -
Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1999          1,000,000        1,000         75       (1,075)                  -

Capital contributed by shareholder             -            -      2,749            -              -
Net Loss                                       -            -          -            -         (3,260)
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 2000          1,000,000        1,000      2,824       (1,075)        (3,260)

Capital contributed by shareholder             -            -      2,233            -              -
Net Loss                                       -            -          -            -         (2,254)
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 2001          1,000,000  $     1,000  $   5,057  $    (1,075) $      (5,514)
                                    ============  ===========  =========  ===========  =============



   The accompanying notes are an integral part of these financial statements.

                           BUSINESS TO BUSINESS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                             Cumulative
                                                                                since
                                                                             October 20,
                                                                                1999
                                                 For the years ended        inception of
                                                    September 30,            development
                                            ------------------------------
                                                 2001           2000            stage
                                            -------------- --------------- ---------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                    $       (2,254)$        (3,260)$        (5,514)
Increase (Decrease) in Accounts Payable                 21             511             532
                                            -------------- --------------- ---------------
  Net Cash Used in operating activities             (2,233)         (2,749)         (4,982)
                                            -------------- --------------- ---------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities                                   -               -               -
                                            -------------- --------------- ---------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by shareholder                   2,233           2,749           4,982
                                            -------------- --------------- ---------------
Net Cash Provided by
  Financing Activities                               2,233           2,749           4,982
                                            -------------- --------------- ---------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                              -               -               -
Cash and Cash Equivalents
  at Beginning of Period                                 -               -               -
                                            -------------- --------------- ---------------
Cash and Cash Equivalents
  at End of Period                          $            - $             - $             -
                                            ============== =============== ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                  $            - $             - $             -
  Franchise and income taxes                $           25 $            25 $            25

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None


   The accompanying notes are an integral part of these financial statements.

                           BUSINESS TO BUSINESS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Business to Business, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Wyoming on July 11, 1997. The Company ceased all operating activities during the period from July 11, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

        The Company has no products or services as of September 30, 2001. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           BUSINESS TO BUSINESS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                   For the year ended September 30, 2001
Basic Loss per Share
Loss to common shareholders                   $        (2,254)       1,000,000  $            -
                                              ===============  ===============  ==============

                                                   For the year ended September 30, 2000
Basic Loss per Share
Loss to common shareholders                   $        (3,260)       1,000,000  $            -
                                              ===============  ===============  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for September 30, 2001 and 2000 and are thus not considered.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

NOTE 2 - INCOME TAXES

        As of September 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $6,500 that may be offset against future taxable income through 2012. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                           BUSINESS TO BUSINESS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY

        The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

        As of September 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

        On October 20, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 2001 and 2000 have been restated to reflect the stock split.

                         INDEPENDENT ACCOUNTANTS' REPORT

Premium Financial Services and Leasing, Inc.

        We have audited the accompanying balance sheet of Premium Financial Services and Leasing, Inc. as of December 31, 2001 and the related statements of operations, cash flows, and stockholders' equity (deficit) for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the December 31, 2001 financial statements referred to above present fairly, in all material respects, the financial position of Premium Financial Services and Leasing, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with generally accepted accounting principles in the United States of America.


                                                   Respectfully submitted


                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants






Salt Lake City, Utah
February 2, 2002

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                                  BALANCE SHEET

                                                                 (Unaudited)
                                                                  March 31,      December 31,
                                                               ---------------  --------------
                                                                    2002             2001
                                                               ---------------  --------------
ASSETS
Current Assets:
Cash and cash equivalents                                      $        33,047  $       33,030

Fixed Assets:
Computer and office equipment                                           26,767          26,767
Less accumulated depreciation                                           (5,799)         (4,461)
                                                               ---------------  --------------
                                                                        20,968          22,306
                                                               ---------------  --------------

Other assets - deposits                                                 75,000          75,000
                                                               ---------------  --------------

     TOTAL ASSETS                                              $       129,015  $      130,336
                                                               ===============  ==============

LIABILITIES
Current Liabilities:
Accounts Payable                                               $         4,717  $        2,932
Accrued Expenses                                                           229             151
Current portion of lease obligations                                     3,792           4,071
Related Party Loans - Current                                           92,943          85,943
                                                               ---------------  --------------

     Total Current Liabilities                                         101,681          93,097
                                                               ---------------  --------------

Long-Term Debt - lease obligations                                       5,616           7,045
                                                               ---------------  --------------

     Total Liabilities                                                 107,297         100,142
                                                               ---------------  --------------

STOCKHOLDERS EQUITY
Common Stock - No par  value,  500  shares
   authorized,  100  shares  issued and
   outstanding
   at March 31, 2002 and December 31, 2001                                 100             100
Retained Earnings-AAA                                                   21,618          30,094
                                                               ---------------  --------------

     Total Stockholders' Equity                                         21,718          30,194
                                                               ---------------  --------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                                          $       129,015  $      130,336
                                                               ===============  ==============



   The accompanying notes are an integral part of these financial statements.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                            STATEMENTS OF OPERATIONS

                                                (Unaudited)
                                               For The Three                    For The Year
                                               Months Ended                         Ended
                                                 March 31,                      December 31,
                                      -------------------------------  ------------------------------
                                           2002            2001             2001            2000
                                      --------------- ---------------  --------------  --------------
REVENUES
Sales commissions                     $        51,134 $       141,228  $      428,221  $      383,351
                                      --------------- ---------------  --------------  --------------

EXPENSES
   Selling & Marketing                         38,597          72,347         244,871         210,578
   General & Administrative                    48,531          48,888         113,423         140,695
                                      --------------- ---------------  --------------  --------------
                                               87,128         121,235         358,294         351,273
                                      --------------- ---------------  --------------  --------------

Net Income from Operations                    (35,994)         19,993          69,927          32,078

Other Income (Expense)
   Interest Income (Expense)                   40,000               -          (1,409)           (597)
                                      --------------- ---------------  --------------  --------------

NET INCOME (LOSS)                     $         4,006 $        19,993  $       68,518  $       31,481
                                      =============== ===============  ==============  ==============

Earnings Per Share                    $         40.06 $        199.93  $       685.18  $       314.81
                                      =============== ===============  ==============  ==============





















   The accompanying notes are an integral part of these financial statements.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED



                                                                                   Retained
                                                        Common Stock               Earnings
                                               -------------------------------
                                                   Shares           Value            AAA
                                               --------------- ---------------  --------------
Balance at February 8, 2000 (inception)                      - $             -  $            -

Common stock issued for cash
   on February 8, 2000                                     100             100               -

Distributions                                                -               -         (29,600)

Net Income                                                   -               -          31,481
                                               --------------- ---------------  --------------

Balance at December 31, 2000                               100             100           1,881

Distributions                                                -               -         (40,305)

Net Income                                                   -               -          68,518
                                               --------------- ---------------  --------------

Balance at October 31, 2001 (Unaudited)                    100             100          30,094

Distributions                                                -               -         (12,482)

Net Income                                                   -               -           4,006
                                               --------------- ---------------  --------------

Balance at March 31, 2002 (Unaudited)                      100 $           100  $       21,618
                                               =============== ===============  ==============











   The accompanying notes are an integral part of these financial statements.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                            STATEMENTS OF CASH FLOWS

                                                       (Unaudited)
                                                      For The Three                      For The
                                                      Months Ended                      Year Ended
                                                        March 31,                      December 31,
                                             -------------------------------  ------------------------------
                                                  2002             2001            2001            2000
                                             ---------------  --------------  --------------  --------------
Cash Flows From Operating Activities
   Net income for the period                 $         4,006  $       19,993  $       68,518  $       31,481
Adjustments to reconcile net loss to net cash
provided by operating activities
   Depreciation                                        1,338               -           4,461           1,603
Changes in Operating Assets and Liabilities
    Increase (Decrease) in Accounts Payable            1,785           3,319         (15,925)         17,253
    Increase (Decrease) in Accrued Expenses               78           2,298             151               -
                                             ---------------  --------------  --------------  --------------
Net Cash Provided by (Used in) Operating
     Activities                                        7,207          25,610          57,205          50,337
                                             ---------------  --------------  --------------  --------------

Cash Flows From Investing Activities
    Purchase of Equipment                                  -         (21,122)        (10,425)        (16,342)
    Deposit                                                -               -         (75,000)              -
                                             ---------------  --------------  --------------  --------------
Net Cash Used by Investing Activities                      -         (21,122)        (85,425)        (16,342)
                                             ---------------  --------------  --------------  --------------

Cash Flows From Financing Activities
   Proceeds from Loans - Related Party                 7,000               -          80,000           5,943
   Proceeds Long-Term Debt                                 -          15,330               -          16,342
   Proceeds from Sale of Common Stock                      -               -               -             100
   AAA Distributions                                 (12,482)         (7,150)        (40,304)        (29,600)
   Principle Payments on Long-term Debt               (1,708)              -          (3,446)         (1,780)
                                             ---------------  --------------  --------------  --------------
Net Cash Provided by (Used in) Financing
   Activities                                         (7,190)          8,180          36,250          (8,995)
                                             ---------------  --------------  --------------  --------------

Increase (Decrease) in Cash                               17          12,668           8,030          25,000
Cash at beginning of period                           33,030          31,556          25,000               -
                                             ---------------  --------------  --------------  --------------
Cash at End of Period                        $        33,047  $       44,224  $       33,030  $       25,000
                                             ===============  ==============  ==============  ==============


Supplemental Disclosure of Interest and Income Taxes Paid
   Interest paid during the period           $             -  $            -  $        1,338  $          597
                                             ===============  ==============  ==============  ==============
   Income taxes paid during the period       $             -  $            -  $            -  $            -
                                             ===============  ==============  ==============  ==============

Supplemental Disclosure of Non-cash Investing and Financing Activities:
     None


   The accompanying notes are an integral part of these financial statements.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Premium Financial Services and Leasing, Inc. ( the "Company") is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

        The unaudited financial statements as of March 31, 2002 and for the three month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

               The Company was incorporated under the laws of the State of Indiana on February 8, 2000. Prior to incorporation the Company operated as a sole proprietorship since 1995.

Nature of Business

        The Company is an Indiana based, independently-owned full service leasing brokerage firm that is focused on offering medium sized and small ticket-leasing programs to a national network of brokers, vendors and end users.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Depreciation

        Fixed assets are stated at cost. Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the assets as follows:


                 Asset                        Rate
---------------------------------------  --------------
Computer Equipment                              5 years

        Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Income Taxes

        For the years 2001 and 2000 the Company has elected to be an "S-Corporation" and is not subject to income tax. Income is taxed directly to the shareholders.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Reclassifications

        Certain reclassifications have been made in the 2001 and 2000 financial statements to conform with the 2001 presentation.

Revenue recognition

        The Company's primary source of revenue is from acting as a lease broker. Revenue is recognized from the sale or assignment of sales-type or direct financing leases to third parties when the lease is funded by the purchaser.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Income per Share

        The reconciliations of the numerators and denominators of the basic income per share computations are as follows:

                                                  Income           Shares         Per-Share
                                                (Numerator)     (Denominator)       Amount
                                              ---------------  ---------------  --------------
                                                 For the Three Months Ended March 31, 2002
                                              ------------------------------------------------
Basic Earning per Share
Income to common shareholders                 $         4,006              100  $        40.06
                                              ===============  ===============  ==============

                                                 For the Three Months Ended March 31, 2001
                                              ------------------------------------------------
Basic Earning per Share
Income to common shareholders                 $        19,993              100  $       199.93
                                              ===============  ===============  ==============

                                                    For the Year Ended December 31, 2001
                                              ------------------------------------------------
Basic Earnings per Share
Income to common shareholders                 $        68,518              100  $       685.18
                                              ===============  ===============  ==============

                                                    For the Year Ended December 31, 2000
                                              ------------------------------------------------
Basic Earnings per Share
Income to common shareholders                 $        31,481              100  $       314.81
                                              ===============  ===============  ==============

        There were no common stock equivalents outstanding at December 31, 2001 and 2000.

Concentrations of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with two financial institutions, in the form of demand deposits

Advertising Expense

        Advertising costs are expensed when the services are provided.

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED
                                   (Continued)

NOTE 2 - DEPOSITS

        Deposits as of March 31, 2002 and December 31, 2001, include a $75,000 deposit paid in contemplation of the May 21, 2002 purchase of Business to Business, Inc.

NOTE 3 -  RELATED PARTY PAYABLES

        On December 4, 2001, an officer loaned the Company $75,000. The Company shall repay $90,000 to the officer within 180 days of the date of the loan.

        Due to related party at December 31, 2001 and 2000 consists of the following:

                                                           (Unaudited)
                                                            March 31,              December 31,
                                                     -----------------------  -----------------------
                                                        2002        2001         2001        2000
                                                     ----------  -----------  ----------- -----------
Note payable to officer, unsecured, at 40% interest,
due June 2, 2002                                     $   75,000            -  $    75,000 $         -

Advances, unsecured, non-interest bearing,
due on demand                                            17,943            -       10,943       5,943
                                                     ----------  -----------  ----------- -----------

                                                     $   92,943  $         -  $    85,943 $     5,943
                                                     ==========  ===========  =========== ===========

NOTE 4 - LONG TERM DEBT

        Long-term liabilities of the Company at December 31, 2001 and 2000 consists of the following:

                                                           (Unaudited)
                                                            March 31,              December 31,
                                                     -----------------------  -----------------------
                                                        2002        2001         2001        2000
                                                     ----------  -----------  ----------- -----------
Lease payable to a Bank, due July 31, 2004 with
interest of 7.65%, secured by computer equipment     $    9,408  $    15,330  $    11,116 $    14,562

Less Current Portion                                      3,792            -        4,071       3,772
                                                     ----------  -----------  ----------- -----------

          Total Long-Term Liability                  $    5,616  $    15,330  $     7,045 $    10,790
                                                     ==========  ===========  =========== ===========

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED
                                   (Continued)

NOTE 5 - LEASES

        The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2006.

        The Company has entered into a lease agreement for its office facilities. The rental charges are approximately $1,400 per month. The lease expires in April 2006. On January 14, 2002 the Company entered into a sublease for additional office space. The rental charge ranges from $3,500 to $6,992 per month expiring November 30, 2004.

        Equipment capitalized under capital leases had fair market value of $16,342 as of June 30, 2000 (date of acquisition of the equipment and assumption of the related leases by the Company). Total rental expense for the Company for the years ended December 31, 2001 and 2000 was $19,885 and $17,077, respectively, including rent under month-to month leases.

Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                  Capital         Operating
           Year Ending December 31,               Leases           Leases           Total
                                              ---------------  ---------------  --------------

                     2002                     $         4,755  $        59,038  $       63,793
                     2003                               4,755           88,343          93,098
                     2004                               2,379           98,947         101,326
                     2004                                   -           31,545          31,545
                     2005                                   -           16,800          16,800
                                              ---------------  ---------------  --------------

       Total minimum lease payments due                11,889          294,673         306,562

      Less amounts representing interest              (1,099)                -         (1,099)
                                              ---------------  ---------------  --------------

                                              $        10,790  $       294,673  $      305,463
                                              ===============  ===============  ==============

                  PREMIUM FINANCIAL SERVICES AND LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                   REFERENCES TO MARCH 31, 2002 ARE UNAUDITED
                                   (Continued)


NOTE 5 - LEASES (Continued)

        The minimum future lease payments under these leases for the next five years are:


    Twelve Months
  Ended December 31,                          Real Property     Equipment
----------------------                       ---------------  --------------
        2002                                 $        51,300  $       12,493
        2003                                          72,741          20,357
        2004                                          93,712           7,614
        2005                                          16,800          14,745
        2006                                          16,800               -
                                             ---------------  --------------
        Total minimum future lease payments  $       251,353  $       55,209
                                             ===============  ==============

        The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 6 - CONTINGENCIES

        The Company at times will have agreements with a funding source to sell certain receivables with recourse. In the event of the customer's default the company must repurchase the receivables from the funding source. As of December 31, 2001 and 2000 the company is not contingently liable to such receivables sold with recourse.

        The Company is a defendant in a lawsuit. In the opinion of Company's management, the lawsuit will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                                 BALANCE SHEETS
                                  (Unaudited)

                                                                  June 30,       December 31,
                                                                    2002             2001
                                                               ---------------  --------------
ASSETS
Current Assets:
Cash and Cash Equivalents                                      $        45,513  $       33,030
Fixed Assets:
Computer and Office Equipment                                           26,767          26,767
Less Accumulated Depreciation                                           (7,137)         (4,461)
                                                               ---------------  --------------

                                                                        19,630          22,306
                                                               ---------------  --------------

Other assets - deposits                                                      -          75,000
                                                               ---------------  --------------

     TOTAL ASSETS                                              $        65,143  $      130,336
                                                               ===============  ==============

LIABILITIES
Current Liabilities:
Accounts Payable                                               $        10,351  $        2,932
Accrued Expenses                                                         1,994             151
Line of Credit                                                           9,887               -
Current portion of lease obligations                                     3,792           4,071
Related Party Loans - Current                                           94,359          85,943
                                                               ---------------  --------------

     Total Current Liabilities                                         120,383          93,097
                                                               ---------------  --------------

Non-Current Liabilities:
Convertible Debentures                                                  50,381               -
Long-Term Debt - lease obligations                                       1,272           7,045
                                                               ---------------  --------------

     Total Liabilities                                                 172,036         100,142
                                                               ---------------  --------------

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                                 BALANCE SHEETS
                                   (Continued)

                                                                 (Unaudited)
                                                                  June 30,       December 31,
                                                                    2002             2001
                                                               ---------------  --------------
STOCKHOLDERS EQUITY
Common Stock, Par Value $.001
     Authorized 100,000,000 shares, Issued
     5,060,000 and 100 at June 30, 2002 and December 31, 2001  $         5,060  $            -
Additional Paid in Capital                                              29,844          11,443
Retained Earnings (Deficit)                                           (141,797)         18,751
                                                               ---------------  --------------

     Total Stockholders' Equity                                       (106,893)         30,194
                                                               ---------------  --------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                                          $        65,143  $      130,336
                                                               ===============  ==============


















   The accompanying notes are an integral part of these financial statements.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                For the Three Months Ended        For the Six Months Ended
                                         June 30,                         June 30,
                              -------------------------------  ------------------------------
                                   2002            2001             2002            2001
                              --------------- ---------------  --------------  --------------

REVENUES
Sales commissions             $        78,875 $       129,464  $      130,009  $      270,692
                              --------------- ---------------  --------------  --------------

EXPENSES
   Selling & Marketing                 47,806          85,712          86,403         158,058
   General & Administrative            77,925          39,250         126,456          88,139
                              --------------- ---------------  --------------  --------------

Net Income from Operations            (46,856)          4,502         (82,850)         24,495
                              --------------- ---------------  --------------  --------------

Other Income (Expense)
   Interest Income (Expense)           (9,091)              -          (9,237)              -
                              --------------- ---------------  --------------  --------------

NET INCOME (LOSS)             $       (55,947)$         4,502  $      (92,087) $       24,495
                              =============== ===============  ==============  ==============

Earnings Per Share            $        (0.02) $         45.02  $       (0.05)  $       244.95
                              =============== ===============  ==============  ==============



















   The accompanying notes are an integral part of these financial statements.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                            STATEMENTS OF CASH FLOWS

                                                                For the Six Months Ended
                                                                        June 30,
                                                            --------------------------------
                                                                 2002              2001
                                                            ---------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income (Loss)                                        $       (92,087)  $       24,495

Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
   Depreciation                                                       2,676                -

Changes in Operating Assets and Liabilities:
    Increase (Decrease) in Accounts Payable                           5,634            3,618
    Increase (Decrease) in Accrued Expenses                          10,640              160
    Increase (Decrease) in Line of Credit                             9,887
                                                            ---------------   --------------
Net Cash Provided by (Used in) Operating Activities                 (63,250)          28,273
                                                            ---------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Equipment                                                 -          (26,022)
    Deposit                                                               -                -
                                                            ---------------   --------------
Net Cash Used by Investing Activities                                     -          (26,022)
                                                            ---------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Convertible Debentures                              50,000                -
   Issuance of Common Stock for Cash                                 30,000
   Proceeds Long-Term Debt                                                -           13,744
   AAA Distributions                                                      -          (13,794)
   Principle Payments on Long-term Debt                              (4,267)               -
                                                            ---------------   --------------
Net Cash Provided by (Used in) Financing Activities                  75,733              (50)
                                                            ---------------   --------------

Net (Decrease) Increase in Cash and Cash Equivalents                 12,483            2,201
Cash and Cash Equivalents at Beginning of Period                     33,030           25,000
                                                            ---------------   --------------
Cash and Cash Equivalents at End of Period                  $        45,513   $       27,201
                                                            ===============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                  $           439   $            -
                                                            ---------------   --------------
  Franchise and income taxes                                $             -   $            -
                                                            ---------------   --------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING

ACTIVITIES:
   None

   The accompanying notes are an integral part of these financial statements.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Premium Financial Services & Leasing, Inc. (Formerly Business to Business) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

        The unaudited financial statements as of June 30, 2002 and for the six month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Wyoming on July 11, 1997. The Company ceased all operating activities during the period from July 11, 1997 to October 20, 1999 and was considered dormant.

        On April 8, 2002, the Company entered into an acquisition agreement with Premium Financial Services & Leasing, Inc., wherein, Business to Business acquired Premium Financial Services & Leasing, Inc. in exchange for a controlling interest in its shares of Common Stock. Subsequently, Business to Business changed its name to Premium Financial Services & Leasing, Inc.

Nature of Business

        The Company is in the business of full service leasing that is focused on offering medium sized and small ticket-leasing programs to a national network of brokers, vendors and end users.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of six months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation

        Fixed assets are stated at cost. Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the assets as follows:

                 Asset                        Rate
---------------------------------------  --------------
Computer Equipment                              5 years

        Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Income Taxes

        For the year 2001, the Company has elected to be an "S-Corporation" and is not subject to income tax. Income is taxed directly to the shareholders.

Revenue recognition

        The Company's primary source of revenue is from acting as a lease broker. Revenue is recognized from the sale or assignment of sales-type or direct financing leases to third parties when the lease is funded by the purchaser.

Advertising Expense

        Advertising costs are expensed when the services are provided.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                  For the Three Months Ended June 30, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                   $       (55,947)       2,760,000  $       (0.02)
                                              ===============  ===============  ==============

                                                  For the Three Months Ended June 30, 2001
BASIC LOSS PER SHARE
Loss to common shareholders                   $         4,502              100  $        45.02
                                              ===============  ===============  ==============

                                                   For the Six Months Ended June 30, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                   $       (92,807)       1,880,000  $       (0.05)
                                              ===============  ===============  ==============

                                                   For the Six Months Ended June 30, 2001

BASIC LOSS PER SHARE
Loss to common shareholders                   $        24,495              100  $       244.95
                                              ===============  ===============  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for June 30, 2002 and 2001 and are thus not considered.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Reclassification

        Certain   reclassifications   have  been  made  in  the  2001  financial
statements to conform with the June 30, 2002 presentation.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Continued)

NOTE 2 - INCOME TAXES

        As of June 30, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $83,289 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEPOSITS

         Deposits as of December 31, 2001, include a $75,000 deposit paid in contemplation of the May 21, 2002 purchase of Business to Business, Inc.

NOTE 4- LINE OF CREDIT

        The Company has a $50,000 line of credit through Farmers Bank at an interest rate of 7.25%. As of June 30, 2002, the Company owes $9,886 on this line of credit.

NOTE 5 -  RELATED PARTY PAYABLES

         On December 4, 2001, Michael Gooch, President, CEO and Director, loaned the Company $75,000. The Company shall repay $90,000 to the officer within 360 days of the date of the loan. Additionally, the terms of the noteprovide that Mr. Gooch is to receive 75,000 common shares of Premium Financial in the Event that Premium Financial's stock becomes publicly traded.

        Due to related party at December 31, 2001 and 2000 consists of the following:

                                            (Unaudited)
                                             June 30,                  December 31,
                                    --------------------------- --------------------------
                                        2002          2001          2001         2000
                                    ------------- ------------- ------------ -------------

Note payable to officer, unsecured  $      83,416             - $     75,000 $           -

Advances, unsecured, non-interest
bearing, due on demand                     10,943             -       10,943         5,943
                                    ------------- ------------- ------------ -------------

                                    $      94,359 $           - $     85,943 $       5,943
                                    ============= ============= ============ =============

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Continued)

NOTE 6 - LONG TERM DEBT

        Long-term liabilities of the Company at December 31, 2001 and 2000 consists of the following:

                                               (Unaudited)
                                                 June 30,                 December 31,
                                        -------------------------- --------------------------
                                            2002         2001          2001         2000
                                        ------------ ------------- ------------ -------------
Lease Payable to Bank, Due 7/13/04,
Interest 7.65%, secured by computer     $      5,064 $      15,330 $     11,116 $      14,562
Less Current Portion                           3,792             -        4,071         3,772
                                        ------------ ------------- ------------ -------------

          Total Long-Term Liability     $      1,272 $      15,330 $      7,045 $      10,790
                                        ============ ============= ============ =============

NOTE 7- CONVERTIBLE DEBENTURES

         During 2002, the Company made an offering of 500 to 10,000 units that consist of a $100, 10% Convertible Debenture and common share purchase warrant. The debenture matures one year from closing, unless extended. The debentures will bear an annual interest rate of 10%, payable semi-annually, beginning six months from closing of the offering, payable in cash or common stock. The debenture will be convertible at the holder's option at any time prior to maturity at a conversion price of equal to 50% of the average trading price of Premium Financial Services & Leasing , Inc.'s shares over 20 consecutive trading days. As of the date of this report the Company's stock has not begun trading. As of June 30, 2002, the Company has $50,381, including accrued interest in convertible debentures.

NOTE 8 - CONTINGENCIES

        The Company at times will have agreements with a funding source to sell certain receivables with recourse. In the event of the customer's default the company must repurchase the receivables from the funding source. As of December 31, 2001 and 2000 the company is not contingently liable to such receivables sold with recourse.

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Continued)

NOTE 9 - LEASES

        The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2006.

        The Company has entered into a lease agreement for its office facilities. The rental charges are approximately $1,400 per month. The lease expires in April 2006. On January 14, 2002 the Company entered into a sublease for additional office space. The rental charge ranges from $3,500 to $6,992 per month expiring November 30, 2004.

        Equipment capitalized under capital leases had fair market value of $16,342 as of June 30, 2000 (date of acquisition of the equipment and assumption of the related leases by the Company). Total rental expense for the Company for the years ended December 31, 2001 and 2000 was $19,885 and $17,077, respectively, including rent under month-to month leases.

        Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                  Capital         Operating
           Year Ending December 31,               Leases           Leases           Total
                                              ---------------  ---------------  --------------
                     2002                     $         4,755  $        59,038  $       63,793
                     2003                               4,755           88,343          93,098
                     2004                               2,379           98,947         101,326
                     2004                                   -           31,545          31,545
                     2005                                   -           16,800          16,800
                                              ---------------  ---------------  --------------

       Total minimum lease payments due                11,889          294,673         306,562
      Less amounts representing interest              (1,099)                -         (1,099)
                                              ---------------  ---------------  --------------
                                              $        10,790  $       294,673  $      305,463
                                              ===============  ===============  ==============

        The minimum future lease payments under these leases for the next five years are:

    Twelve Months
  Ended December 31,                           Real Property    Equipment
                                             ---------------  --------------
        2002                                 $        51,300  $       12,493
        2003                                          72,741          20,357
        2004                                          93,712           7,614
        2005                                          16,800          14,745
        2006                                          16,800               -
                                             ---------------  --------------
        Total minimum future lease payments  $       251,353  $       55,209
                                             ===============  ==============

                   PREMIUM FINANCIAL SERVICES & LEASING, INC.
                         (Formerly Business to Business)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Continued)

NOTE 9 - LEASES (Continued)

The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 10- COMMON STOCK TRANSACTIONS

        During the second quarter of 2002, 60,000 shares of common stock were issued for cash at $.50 per share.

NOTE 11- MERGER/ACQUISITION

        On May 21, 2002, the Company finalized a merger agreement with Premium Financial Services & Leasing, Inc. (Indiana). As a result, the Company acquired the business and operations of Premium Financial Services & Leasing, Inc. (Indiana), in exchange for the issuance of a controlling interest in Premium Financial Services & Leasing, Inc. (Wyoming) shares to the former shareholders of Premium Financial Services & Leasing, Inc. (Indiana). Under the Plan of Merger, 4,000,000 shares of Common Stock were issued to the former shareholder of Premium Financial Services & Leasing, Inc. (Indiana). To record the merger, additional paid in capital was reduced by $11,439 and retained earnings/deficit was reduced $68,461. In connection with this merger, the par value of the Common Stock changed from no par value to $.001. All references in the accompanying financial statements to the number of Common shares and per-share amounts for 2001 have been restated to reflect the change in par value.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         On May 21, 2002, Business to Business, Inc., (a development stage company) ("B2B") and Premium Financial Services & Leasing, Inc. ("Premium"), closed on an Acquisition Agreement between Premium and B2B. The following unaudited pro forma condensed combined financial statements are based on the September 30, 2001 audited historical financial statements of B2B and the December 31, 2001 audited historical financial statements of Premium contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with Premium treated as the acquiring entity for financial reporting purposes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 presents the results of operations of the Surviving Corporation, assuming the merger was completed on January 1, 2001.


        The unaudited pro forma condensed combined financial statements have been prepared by management of Premium and B2B based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of both Premium and B2B (including the notes thereto) included in this Information Statement. See "FINANCIAL STATEMENTS."

                         UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                             FOR THE YEAR ENDED DECEMBER 31, 2001

                                                Premium         Business
                                               Financial           to                           Pro Forma
                                              Services and     Business,       Pro Forma        Combined
                                             Leasing, Inc.        Inc.        Adjustments        Balance
                                             --------------  --------------  --------------  ---------------
Revenues:                                    $      428,221  $            -  $            -  $       428,221

Expenses:
   Selling & marketing                              244,871               -               -          244,871
   General & administrative                         113,423           2,254               -          115,677
                                             --------------  --------------  --------------  ---------------

Net Income from Operations                           69,927          (2,524)              -           67,673

Other Income (expense)                               (1,409)              -                           (1,409)
                                             --------------  --------------  --------------  ---------------

Net Income (Loss)                            $       68,518  $       (2,254) $            -  $        66,264
                                             ==============  ==============  ==============  ===============

Income (Loss) per share                      $       685.18  $            -                  $          0.01
                                             ==============  ==============                  ===============

Weighted average shares outstanding                     100       1,000,000                        5,000,000
                                             ==============  ==============                  ===============











See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)     General

In the acquisition, B2B will acquire all of the assets and liabilities of Premium in exchange for 4,000,000 shares of Common Stock, or approximately 80% of the New Common Stock outstanding subsequent to the Merger, subject to certain adjustments. Premium has not yet performed a detailed evaluation and appraisal of the fair market value of the net assets acquired in order to allocate the purchase price among the assets acquired. For purposes of preparing these pro forma financial statements, certain assumptions as set forth in the notes to the pro forma adjustments have been made in allocating the sales price to the net assets acquired. As such, the pro forma adjustments discussed below are subject to change based on final appraisals and determination of the fair market value of the assets and liabilities of B2B.

(2)     Fiscal Year Ends

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001, include Premium's and B2B's operations on a common fiscal year. B2B's financials have been adjusted by subtracting the quarterly results for the three months ended December 31, 2000 from the annual financials and adding the quarterly results for December 31, 2001.

(3)     Pro Forma Adjustments

         The adjustments to the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 are described below:

        There are no anticipated adjustments to the statements of operations as a result of the merger.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Wyoming Business Corporation Act permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Wyoming Business Corporation Law limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

The bylaws of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Wyoming law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of Section 17-16-833 of the Wyoming Business Corporation Law or an intentional violation of criminal law.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

         SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

         (a.) DIRECTORS OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Wyoming General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Wyoming General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

         (b.) EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Wyoming General Corporation Law.

         (c.) EXPENSE. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         (d.) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Wyoming General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Wyoming General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

         (e.) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Wyoming General Corporation Law.

         (f.) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g.) INSURANCE. To the fullest extent permitted by the Wyoming General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

         (h.) AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         (i.) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

         (j.) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

         (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                  (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


         Section 17-16-202 of the Wyoming Business Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of 17-16-833 or an intentional violation of criminal law.

         Section 17-16-850, et seq. of the Wyoming Business Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of Premium Financial in connection with the offering described in the Registration Statement.

               Securities and Exchange Commission Registration Fee                          $  100
               Legal Fees and Expenses                                                      10,000
               Accounting Fees and Expenses                                                 20,000
               Other Expenses                                                                2,500
                                                                                           -------
               Total Expenses                                                              $32,600

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

          On March 21, 2002, pursuant to the closing of the acquisition agreement and in consideration for the assumption of the assets and liabilities of Premium Financial (Indiana), Business to Business, Inc. (now named Premium Financial Services, Inc. (Wyoming)) issued a total of 4,000,000 shares to our president and director, Michael Gooch in reliance on Section 4(2) of the Securities Act as no public offering was involved.

         On April 8, 2002, Premium Financial sold to an accredited investor, and issued 60,000 shares of restricted common stock in return for $30,000.

         On June 9, 2002, in return for $50,000 Premium Financial sold to and issued to three accredited investors, convertible debentures. The debentures carry an interest rate of 10% payable semi-annually and mature one year from the date of issuance. The debentures are convertible at the holder's option at any time prior to maturity at a conversion price of equal to 50% of the average trading price of Premium Financial's common stock, over 20 consecutive trading days, in the event that the commons stock of Premium Financial is listed for quotation on an exchange. Upon any conversion to commons shares, the debenture holder will also receive one warrant for every one common share issued. Each warrant will entitle the holder to acquire one additional common share of Premium Financial at the rate of 100% of the average trading price of Premium Financial's common stock, over 20 consecutive trading days, and the warrant shall be exercisable within 180 days of issuance. A form of this convertible debenture is included as Exhibit 4.2.

         On July 11, 2002, in return for $20,000 Premium Financial sold to and issued to two accredited investors, convertible debentures. The debentures carry an interest rate of 10% payable semi-annually and mature one year from the date of issuance. The debentures are convertible at the holder's option at any time prior to maturity at a conversion price of equal to 50% of the average trading price of Premium Financial's common stock, over 20 consecutive trading days, in the event that the commons stock of Premium Financial is listed for quotation on an exchange. Upon any conversion to commons shares, the debenture holder will also receive one warrant for every one common share issued. Each warrant will entitle the holder to acquire one additional common share of Premium Financial at the rate of 100% of the average trading price of Premium Financial's common stock, over 20 consecutive trading days, and the warrant shall be exercisable within 180 days of issuance. A form of this convertible debenture is included as
Exhibit 4.2.

ITEM 27.  EXHIBITS

        EXHIBIT
        NUMBER                                          DESCRIPTION                                          REFERENCE
     --------------    -------------------------------------------------------------------------------     --------------
          2.1          Acquisition Agreement between Registrant and Premium Financial                           (1)
          3.1          Articles of Incorporation of Registrant                                                  (2)
          3.2          Certificate of Merger and Name Change                                                     *

          3.3          By-laws of Registrant                                                                    (2)
          4.1          Form of Common Stock Certificate                                                          *
          4.2          Form of Convertible Debenture                                                             *
          5.1          Opinion of Kevin M.  Sherlock,  Esq. as to the  legality of  securities  being            *
                       registered (includes consent)
         23.1          Consent of Auditors Robison Hill & Co.                                                    *

----------

*        Filed herewith

(1)      Filed with Information Statement on Schedule 14C, dated May 1, 2002.

(2)      Filed with Form 10SB 12(g), dated December 17, 1999.

ITEM 28.  UNDERTAKINGS

(a)      Rule 415 Offering.  The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Indemnification:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on September 4, 2002.

          PREMIUM FINANCIAL SERVICES & LEASING, INC., a Wyoming corporation



          /s/ Michael Gooch
         Michael Gooch,

         Chairman of the Board and President
         (Chief Executive Officer)


         /s/ Dennis Klutzke
         Chief Financial Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                     Signature and Title                             Date

/s/ Michael Gooch                                             September 4, 2002
------------------------------------------------
Michael  Gooch,  Chairman of the Board,
President,  Principal Executive Officer and
Director

/s/ Glen Gangi                                                September 4, 2002
------------------------------------------------
Glen Gangi, Director and Chief Operating Officer

/s/ Bret Pafford                                              September 4, 2002
------------------------------------------------
Bret Pafford, Vice President

/s/ Dennis Klutzke                                            September 4, 2002
------------------------------------------------
Dennis Klutzke, Chief Financial Officer and
Director

/s/ Kent Abernathy                                            September 4, 2002
-------------------------------------------------
Kent Abernathy, Director